Exhibit 11

MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

	For the Six Months Ended June 30, 2000
Net income applicable to common shareholders	$1,018,772

Basic EPS

Income applicable to shareholders		8,511,659	$0.12

Effect of Dilutive Securities
Options		—

Diluted EPS

Income applicable to shareholders		8,511,659	$0.12

	For the Six Months Ended June 30, 1999
Net income before cumulative effect of accounting change applicable to common shareholders	$194,209

Basic EPS

Income before cumulative effect of accounting change applicable to common shareholders		8,644,657	$0.02

Effect of Dilutive Securities
Options		146,088

Diluted EPS

Income before cumulative effect of accounting change applicable to common shareholders		8,790,745	$0.02

Cumulative effect of accounting change	$(1,706,416)

Basic EPS

Cumulative effect of accounting change		8,644,657	$(0.19)

Effect of Dilutive Securities
Options		146,088

Diluted EPS

Cumulative effect of accounting change		8,790,745	$(0.19)

Net loss applicable to common shareholders	$(1,512,207)

Basic EPS

Loss applicable to common shareholders		8,644,657	$(0.17)

Effect of Dilutive Securities
Options		146,088

Diluted EPS

Loss applicable to common shareholders		8,790,745	$(0.17)

MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

	For the Quarter Ended June 30, 2000
Net income applicable to common shareholders	$914,173

Basic EPS

Income applicable to shareholders		8,511,663	$0.11

Effect of Dilutive Securities
Options		—

Diluted EPS

Income applicable to shareholders		8,511,663	$0.11

	For the Quarter Ended June 30, 1999

Net income applicable to common shareholders	$1,631,975

Basic EPS

Income applicable to shareholders		8,628,947	$0.19

Effect of Dilutive Securities
Options		130,040

Diluted EPS

Income applicable to shareholders		8,758,987	$0.19